UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 22, 2010
SOLAR POWER, INC.
(Exact name of registrant as specified in its charter)

California	000-50142	20- 4956638

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1115 Orlando Avenue
Roseville, California 95661-5247
(Address and telephone number of principal executive offices) (Zip Code)
(916) 746-0900
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
The Company previously constructed a photovoltaic system for Solar Tax Partners 1, LLC (“STP”) located on land owned by Aerojet in Rancho Cordova, California (the “Generating Facility”). HEK Partners, LLC (“HEK”), is the managing member of STP. As previously disclosed, Company agreed to finance a portion of the Generating Facility in the amount of $3,630,164, which obligation was assigned by STP to HEK. The obligation is evidenced the previously disclosed Promissory Note dated December 22, 2009 between HEK and the Company (“Note”). As previously disclosed, the Generating Facility project was accounted for using the zero profit margin method of accounting, deferring recognition of the Note and related gross margin in the Company’s financial statements until such time as the Company received payment on the Note.
The Note was unsecured and was intended to be paid from cash distributions to HEK as a member of STP from the operation of the Generating Facility. The original financial structure contemplated by the tax equity investor for the transaction was not successful and the underlying assumptions proved to be invalid. HEK was unable to pay on the current payment terms, and the Company was negotiating with HEK to amend the terms of the Note to provide that it be paid from cash distributions to HEK from the Generating Facility over a term not to exceed twenty (20) years.
In order to obtain accelerated cash proceeds, the Company discounted the Note and assigned its interest to HEK pursuant to a Note Purchase and Sale Agreement dated December 22, 2010, which also provided the Company with a release by HEK of any claims against the Company related to the original structure and assumptions (“Note Agreement”). The Note Agreement provides for the immediate payment of $1 million by HEK to the Company in consideration of the assignment of the Note from Company to HEK and Company’s agreement to pay certain future closing costs and related payments, in connection with a loan refinancing the purchase of the Generating Facility. The purchase price was determined based on the present value of the obligation over the likely repayment period, the risk involved with payment over such term, and the unsecured nature of the obligation, and the release of claims against the Company by HEK related to the finance structure and assumptions.
The description of the Note Agreement is a summary only, does not purpose to be complete, and is qualified in its entirety by reference to the Exhibit attached hereto.
As previously disclosed, Stephen C. Kircher, the Company’s Chief Executive Officer and Chairman of the Board, and his wife Lari K. Kircher, as Co-Trustees of the Kircher Family Irrevocable Trust dated December 29, 2004 (“Trust”) is a member of HEK holding a non-controlling membership interest and Stephen C. Kircher, individually, was appointed a non-controlling co-manager of HEK. While Mr. Kircher and the Trust do not control HEK, they could be deemed an affiliate. Therefore the Company elected to treat this transaction as a related party transaction and it was approved by the independent directors of the Company.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
No.	Description
10.1	Note Purchase and Sale Agreement dated December 22, 2010

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR POWER, INC. a California Corporation
Dated: December 27, 2010	/s/ Alan M. Lefko
Alan M. Lefko
Vice President Finance and Secretary

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